UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 3

TO

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES PURSUANT

TO SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

Philip Morris International Inc.

(Exact name of registrant as specified in its charter)

Virginia	13-3435103
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

120 Park Avenue New York, New York	10017
(Address of principal executive offices)	(Zip Code)

(917) 663-2000

(Registrant’s telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, without par value	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT

AND ITEMS OF FORM 10

Our information statement is filed as Exhibit 99.1 to this Form 10. For your convenience, we have provided below a cross-reference sheet identifying where the items required by Form 10 can be found in the information statement.

Item No.	Caption	Location in Information Statement
Item 1.	Business	See “Summary,” “Our Goals, Strengths and Strategies,” “Risk Factors,” “The Distribution,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Relationship with Altria,” “Certain Relationships and Related Transactions,” “Where You Can Find More Information” and “Index to Financial Statements and Schedule” and the statements referenced therein

Item 1A.	Risk Factors	See “Risk Factors”

Item 2.	Financial Information	See “Summary,” “Capitalization,” “Summary Historical and Pro Forma Financial Information,” “Selected Historical Consolidated Financial and Operating Data,” “Unaudited Pro Forma Condensed Consolidated Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Index to Financial Statements and Schedule” and the statements referenced therein

Item 3.	Properties	See “Business—Efficient Manufacturing Footprint”

Item 4.	Security Ownership of Certain Beneficial Owners and Management	See “Management—Security Ownership of Certain Beneficial Owners and Management”

Item 5.	Directors and Executive Officers	See “Management”

Item 6.	Executive Compensation	See “Management” and “Certain Relationships and Related Transactions”

Item 7.	Certain Relationships and Related Transactions, and Directors Independence	See “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Management,” “Relationship with Altria” and “Certain Relationships and Related Transactions”

Item 8.	Legal Proceedings	See “Business—Litigation,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Contingencies” and Exhibits 99.2 and 99.3

Item 9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters	See “Summary,” “Risk Factors,” “The Distribution,” “Capitalization,” “Dividend and Share Repurchase Policy,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Distribution of Our Stock,” “Relationship with Altria” and “Management”

Item 10.	Recent Sales of Unregistered Securities	Not Applicable

Item No.	Caption	Location in Information Statement
Item 11.	Description of Registrant’s Securities to be Registered	See “Summary,” “Risk Factors,” “The Distribution,” “Dividend and Share Repurchase Policy,” “Description of Capital Stock” and “Certain Provisions of Virginia Law, our Articles of Incorporation and our Bylaws”

Item 12.	Indemnification of Directors and Officers	See “Certain Provisions of Virginia Law, our Articles of Incorporation and our Bylaws”

Item 13.	Financial Statements and Supplementary Data	See “Summary Historical and Pro Forma Financial Information,” “Selected Historical Consolidated Financial and Operating Data,” “Unaudited Pro Forma Condensed Consolidated Financial Data,” “Index to Financial Statements and Schedule” and the statements referenced therein

Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	None

Item 15.	Financial Statements and Exhibits

(a)	Financial Statements and Schedules

Report of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

Consolidated Balance Sheets at December 31, 2006 and 2007

Consolidated Statements of Earnings for the Years Ended December 31, 2005, 2006 and 2007

Consolidated Statements of Stockholder’s Equity for the Years Ended December 31, 2005, 2006 and 2007

Consolidated Statements of Cash Flows for the Years Ended December 31, 2005, 2006 and 2007

Notes to Consolidated Financial Statements

Report of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm on Financial Statement Schedule

Financial Statement Schedule—Valuation and Qualifying Accounts

(b)	Exhibits

The following exhibits are filed herewith unless otherwise indicated:

Exhibit No.	Exhibit Description
2.1	Distribution Agreement between Altria Group, Inc. and Philip Morris International Inc. dated January 30, 2008*

3.1	Amended and Restated Articles of Incorporation of Philip Morris International Inc.*

3.2	Form of Amended and Restated By-laws of Philip Morris International Inc.*

4.1	Specimen Stock Certificate of Philip Morris International Inc.*

10.1	Form of Transition Services Agreement between Altria Corporate Services, Inc. and Philip Morris International Inc.*

10.2	Form of Tax Sharing Agreement between Altria Group, Inc. and Philip Morris International Inc.*

10.3	Form of Employee Matters Agreement between Altria Group, Inc. and Philip Morris International Inc.*

10.4	Intellectual Property Agreement between Philip Morris International Inc. and Philip Morris USA Inc.

10.5

Credit Agreement relating to a US$3,000,000,000 5-Year Revolving Credit Facility (including a US$900,000,000 swingline option) and a US$1,000,000,000 3-Year Revolving Credit Facility (including a US$300,000,000 swingline option) and a EUR 1,500,000,000 364-Day Term Loan Facility dated as of December 4, 2007 among Philip Morris International Inc. and the Initial Lenders named therein and J.P. Morgan Europe Limited as Facility Agent and Swingline Agent and J.P. Morgan PLC, Citigroup Global Markets Limited, Credit Suisse, Cayman Islands Branch, Deutsche Bank Securities Inc., Goldman Sachs Credit Partners L.P. and Lehman Brothers Inc. as Mandated Lead Arrangers and Bookrunners*

Exhibit No.	Exhibit Description

10.6	Credit Agreement relating to EUR 2,000,000,000 5-Year Revolving Credit Facility (including a EUR 1,000,000,000 swingline option) and a EUR 2,500,000,000 3-Year Term Loan Facility dated as of 12 May 2005 among Philip Morris International Inc. and the Initial Lenders named therein and Citibank International plc as Facility Agent and Swingline Agent, Citigroup Global Markets Limited, Credit Suisse First Boston, Cayman Islands Branch, Deutsche Bank Securities Inc. and J.P. Morgan plc as Mandated Lead Arrangers and Bookrunners and ABN AMRO Bank N.V., HSBC Bank plc and Société Genéralé as Mandated Lead Arrangers*

10.7	Anti-Contraband and Anti-Counterfeit Agreement and General Release dated July 9, 2004 and Appendices (Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission)*

10.8	Philip Morris International Inc. Automobile Policy*

10.9	Philip Morris International Inc. Financial Counseling Program*

10.10	Philip Morris International Inc. 2008 Performance Incentive Plan*

10.11	Form of Philip Morris International Inc. 2008 Performance Incentive Plan Deferred Stock Agreement (Pre-2008 Grants)*

10.12	Form of Philip Morris International Inc. 2008 Performance Incentive Plan Deferred Stock Agreement (2008 Grants)*

10.13	Form of Philip Morris International Inc. 2008 Performance Incentive Plan Non-Qualified Stock Option Award Agreement*

10.14	Pension Fund of Philip Morris in Switzerland (IC)*

10.15	Summary of Supplemental Pension Plan of Philip Morris in Switzerland*

10.16	Summary of Supplemental Management Employees’ Retirement Plan*

10.17	Form of Philip Morris International Benefit Equalization Plan*

10.18	Form of Restated Employee Grantor Trust Enrollment Agreement (Executive Trust Arrangement)*

10.19	Form of Restated Employee Grantor Trust Enrollment Agreement (Secular Trust Arrangement)*

10.20	Philip Morris International Inc. 2008 Stock Compensation Plan for Non-Employee Directors

10.21	Philip Morris International Inc. 2008 Deferred Fee Plan for Non-Employee Directors*

10.22	Employment Agreement with André Calantzopoulos*

10.23	Employment Agreement with Jean-Claude Kunz*

10.24	Employment Agreement with Hermann Waldemer*

10.25	Agreement with Louis C. Camilleri*

21.1	Subsidiaries of Philip Morris International Inc.*

99.1	Information Statement of Philip Morris International Inc., dated March 7, 2008

99.2	Certain Litigation Matters and Recent Developments

99.3	Trial Schedule

*	Previously filed.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

PHILIP MORRIS INTERNATIONAL INC.

By:	/S/ ANDRÉ CALANTZOPOULOS
Name: André Calantzopoulos
Title: President and Chief Executive Officer

Dated: March 5, 2008

INDEX TO EXHIBITS

Exhibit No.	Exhibit Description
2.1	Distribution Agreement between Altria Group, Inc. and Philip Morris International Inc. dated January 30, 2008*

3.1	Amended and Restated Articles of Incorporation of Philip Morris International Inc.*

3.2	Form of Amended and Restated By-laws of Philip Morris International Inc.*

4.1	Specimen Stock Certificate of Philip Morris International Inc.*

10.1	Form of Transition Services Agreement between Altria Corporate Services, Inc. and Philip Morris International Inc.*

10.2	Form of Tax Sharing Agreement between Altria Group, Inc. and Philip Morris International Inc.*

10.3	Form of Employee Matters Agreement between Altria Group, Inc. and Philip Morris International Inc.*

10.4	Intellectual Property Agreement between Philip Morris International Inc. and Philip Morris USA Inc.

10.5

Credit Agreement relating to a US$3,000,000,000 5-Year Revolving Credit Facility (including a US$900,000,000 swingline option) and a US$1,000,000,000 3-Year Revolving Credit Facility (including a US$300,000,000 swingline option) and a EUR 1,500,000,000 364-Day Term Loan Facility dated as of December 4, 2007 among Philip Morris International Inc. and the Initial Lenders named therein and J.P. Morgan Europe Limited as Facility Agent and Swingline Agent and J.P. Morgan PLC, Citigroup Global Markets Limited, Credit Suisse, Cayman Islands Branch, Deutsche Bank Securities Inc., Goldman Sachs Credit Partners L.P. and Lehman Brothers Inc. as Mandated Lead Arrangers and Bookrunners*

10.6	Credit Agreement relating to EUR 2,000,000,000 5-Year Revolving Credit Facility (including a EUR 1,000,000,000 swingline option) and a EUR 2,500,000,000 3-Year Term Loan Facility dated as of 12 May 2005 among Philip Morris International Inc. and the Initial Lenders named therein and Citibank International plc as Facility Agent and Swingline Agent, Citigroup Global Markets Limited, Credit Suisse First Boston, Cayman Islands Branch, Deutsche Bank Securities Inc. and J.P. Morgan plc as Mandated Lead Arrangers and Bookrunners and ABN AMRO Bank N.V., HSBC Bank plc and Société Genéralé as Mandated Lead Arrangers*

10.7	Anti-Contraband and Anti-Counterfeit Agreement and General Release dated July 9, 2004 and Appendices (Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission)*

10.8	Philip Morris International Inc. Automobile Policy*

10.9	Philip Morris International Inc. Financial Counseling Program*

10.10	Philip Morris International Inc. 2008 Performance Incentive Plan*

10.11	Form of Philip Morris International Inc. 2008 Performance Incentive Plan Deferred Stock Agreement (Pre-2008 Grants)*

10.12	Form of Philip Morris International Inc. 2008 Performance Incentive Plan Deferred Stock Agreement (2008 Grants)*

10.13	Form of Philip Morris International Inc. 2008 Performance Incentive Plan Non-Qualified Stock Option Award Agreement*

10.14	Pension Fund of Philip Morris in Switzerland (IC)*

10.15	Summary of Supplemental Pension Plan of Philip Morris in Switzerland*

10.16	Summary of Supplemental Management Employees’ Retirement Plan*

Exhibit No.	Exhibit Description

10.17	Form of Philip Morris International Benefit Equalization Plan*

10.18	Form of Restated Employee Grantor Trust Enrollment Agreement (Executive Trust Arrangement)*

10.19	Form of Restated Employee Grantor Trust Enrollment Agreement (Secular Trust Arrangement)*

10.20	Philip Morris International Inc. 2008 Stock Compensation Plan for Non-Employee Directors

10.21	Philip Morris International Inc. 2008 Deferred Fee Plan for Non-Employee Directors*

10.22	Employment Agreement with André Calantzopoulos*

10.23	Employment Agreement with Jean-Claude Kunz*

10.24	Employment Agreement with Hermann Waldemer*

10.25	Agreement with Louis C. Camilleri*

21.1	Subsidiaries of Philip Morris International Inc.*

99.1	Information Statement of Philip Morris International Inc., dated March 7, 2008

99.2	Certain Litigation Matters and Recent Developments

99.3	Trial Schedule

*	Previously filed.

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